LIMITED POWER OF ATTORNEY

    The undersigned hereby appoints each of Zachary Wolf, Audrey Taranto, and Nicholas Giuliano, signing singly, as his attorney-in-fact to act for him and in his name solely to do all or any of the following:

    1.    To execute and file with the Securities and Exchange Commission all statements regarding his beneficial ownership of securities of Enstar Group Limited filed pursuant to Section 16(a) of the Securities Exchange Act of 1934;

    2.    To execute all necessary instruments to carry out and perform any of the powers stated above, and to do any other acts requisite to carrying out such powers.

Zachary Wolf, Audrey Taranto, and Nicholas Giuliano shall not incur any liability to the undersigned for acting or refraining from acting under this power, except for such attorney's own willful misconduct or gross negligence. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Enstar Group Limited assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Any reproduced copy of this signed original shall be deemed to be an original counterpart of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to the undersigned's beneficial ownership of securities of Enstar Group Limited, unless earlier revoked. This Power of Attorney shall terminate with respect to the attorney-in-fact upon receipt by Zachary Wolf,  Audrey Taranto, or Nicholas Giuliano, as the case may be, from the undersigned of a written notice of revocation of this Power of Attorney. The undersigned shall have the right to revoke this Power of Attorney at any time.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 20th day of May 2021.
/s/ Michael P. Murphy
Name: Michael P. Murphy

STATE OF NEW JERSEY
COUNTY OF UNION

The foregoing instrument was acknowledged before me by means of online notarization, this 20th day of May 2021 by Michael P. Murphy, and who produced the following identification:  driver's license.

/s/ Neal Auman
Notary Public
Neal Auman
Notary Public of New Jersey
ID# 2165756
Commission Expires May 25, 2024